Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220988, 333-240107) and Form F-3 (Nos. 333-255081, 333-254604) of Mesoblast Limited of our report dated August 31, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Melbourne, Australia
August 31, 2021